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                                                                  Exhibit 10.12


                          FORM OF EMPLOYMENT AGREEMENT


         This Employment Agreement ("Agreement") is made and entered into on this ___ day of ___________, 1998, effective as of July 1, 1998, by and between Prestige Cosmetics Corporation, a Florida corporation (the "Company"), and GABRIEL COHEN (hereinafter called the "Executive").


                                 R E C I T A L S

         A. The Executive is currently employed as the Executive Vice President of the Company.

         B. The Executive possesses intimate knowledge of the business and affairs of the Company, its policies, methods and personnel.

         C. The Board of Directors of the Company (the "Board") recognizes that the Executive has contributed to the growth and success of the Company, and desires to assure the Company of the Executive's continued employment and to compensate him therefor.

         D. The Board has determined that this Agreement will reinforce and encourage the Executive's continued attention and dedication to the Company.

         E. The Executive is willing to make his services available to the Company and on the terms and conditions hereinafter set forth.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

         1.       Employment.

                  1.1 Employment and Term. The Company hereby agrees to employ the Executive and the Executive hereby agrees to serve the Company on the terms and conditions set forth herein.

                  1.2 Duties of Executive. During the term of this Agreement, the Executive shall serve as the Executive Vice President of the Company, shall diligently perform all services as may be assigned to him by the Board (provided that such services shall not materially differ from the services currently provided by the Executive), and shall exercise such power and authority as may from time to time be delegated to him by the Board. The Executive shall devote his full time and attention to the business and affairs of the Company, render such services to the best of his ability, and use his best efforts to promote the interests of the Company.
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         2 2.     Term.

                  2.1 Initial Term. The initial term of this Agreement, and the employment of the Executive hereunder, shall commence on July 1, 1998 (the "Commencement Date") and shall expire on June 30, 2001 unless sooner terminated in accordance with the terms and conditions hereof (the "Initial Term").

                  2.2 Renewal Terms. Unless written notice stating otherwise is received by the Company or the Executive within three months prior to the Expiration Date (as described in Section 2.3), this Agreement shall automatically renew for successive one-year terms.

                  2.3 Expiration Date. The date on which the term of this Agreement shall expire (including the date on which any renewal term shall expire), is sometimes referred to in this Agreement as the Expiration Date.

                  2.4 Effectiveness Conditioned upon Initial Public Offering. This Agreement is subject to and contingent upon the Company consummating an initial public offering of the Company's Common Stock pursuant to a Registration Statement filed under the Securities Act of 1933, as amended (the "IPO"), on or before December 31, 1998. In the event that the IPO does not occur on or before December 31, 1998, then this Agreement shall be null and void ab initio.

         3.       Compensation.

                  3.1 Base Salary. The Executive shall receive a base salary at the annual rate of $195,000 (the "Base Salary") during the term of this Agreement, with such Base Salary payable in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes. The Base Salary shall be reviewed, at least annually, for merit increases and may, by action and in the discretion of the Compensation Committee or the Board, be increased at any time or from time to time.

                  3.2 Bonuses. Bonuses may be awarded in the discretion of the Board of Directors or the Compensation Committee of the Company.

         4.       Expense Reimbursement and Other Benefits.

                  4.1 Reimbursement of Expenses. During the term of the Executive's employment hereunder, upon the submission of proper substantiation by the Executive, and subject to such rules and guidelines as the Company may from time to time adopt, the Company shall reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive in the course of and pursuant to the business of the Company. The Executive shall account to the Company in writing for all expenses for which reimbursement is sought and shall supply to the Company copies of all relevant invoices, receipts or other evidence reasonably requested by the Company.

                  4.2 Compensation/Benefit Programs. During the term of this Agreement, the Executive shall be entitled to participate in all medical, dental, hospitalization, accidental death and dismemberment, disability, travel and life insurance plans, and any and all other plans as are




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presently and hereinafter offered by the Company to its executives, including savings, pension, profit-sharing and deferred compensation plans, subject to the general eligibility and participation provisions set forth in such plans and to the applicable statutes and regulations governing such plans.

                  4.3 Working Facilities. The Company shall furnish the Executive with an office, secretarial help and such other facilities and services suitable to his position and adequate for the performance of his duties hereunder.

                  4.4 Automobile. The Company shall continue to provide the Executive with an automobile comparable to the existing automobile provided by the Company to Executive, together with reimbursement of the reasonable operating expenses thereof.

                  4.5 Stock Options. During the term of this Agreement, the Executive shall be eligible for Stock Options to purchase Common Stock of the Company under (and therefore subject to all terms and conditions of) the Company's 1998 Executive Incentive Compensation Plan (the "Executive Plan") and any successor plan thereto, and all rules of regulation of the Securities and Exchange Commission applicable to such plans then in effect. The number of Stock Options and terms and conditions of the Stock Options shall be determined by the Committee appointed pursuant to the Executive Plan, or by the Board, in its discretion and pursuant to the Executive Plan.

                  4.6 Other Benefits. The Executive shall be entitled to up to four (4) weeks of vacation each calendar year during the term of this Agreement, to be taken at such times as the Executive and the Company shall mutually determine and provided that no vacation time shall interfere with the duties required to be rendered by the Executive hereunder. Any vacation time not taken by Executive during any calendar year may not be carried forward into any succeeding calendar year. The Executive shall receive such additional benefits, if any, as the Board of the Company shall from time to time determine.

         5.       Termination.

                  5.1 Termination for Cause. The Company shall at all times have the right, upon written notice to the Executive, to terminate the Executive's employment hereunder, for Cause. For purposes of this Agreement, the term "Cause" shall mean (i) an action or omission of the Executive which constitutes a willful and material breach of this Agreement which is not cured within sixty
(60) days after receipt by the Executive of written notice of same, (ii) fraud, embezzlement, misappropriation of funds or breach of trust in connection with his services hereunder, (iii) conviction of any crime which involves dishonesty or a breach of trust, (iv) gross negligence in connection with the performance of the Executive's duties hereunder, or (v) the material and willful or knowing failure or refusal (other than as a result of a disability) by the Executive to perform his duties hereunder. Any termination for Cause shall be made in writing to the Executive, which notice shall set forth in detail all acts or omissions upon which the Company is relying for such termination. The Executive shall have the right to address the Board regarding the acts set forth in the notice of termination. Upon any termination pursuant to this Section 5.1, the Company shall (i) pay to the Executive his Base Salary to the date of termination and
(ii) pay



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to the Executive any bonuses awarded to the Executive pursuant to Section 3.2 that have not been paid on or before the date of the termination of the Executive's employment with the Company.

                  5.2 Disability. The Company shall at all times have the right, upon written notice to the Executive, to terminate the Executive's employment hereunder, if the Executive shall become entitled to benefits under the disability insurance policy the Company maintains on behalf of such executive pursuant to Subsection 4.6(c) hereof as then in effect, or, if the Executive shall as the result of mental or physical incapacity, illness or disability, become unable to perform his obligations hereunder for a period of 180 days in any 12-month period. The Company shall have sole discretion based upon competent medical advice to determine whether the Executive continues to be disabled. Upon any termination pursuant to this Section 5.2, the Company shall (i) pay to the Executive any unpaid Base Salary through the effective date of termination specified in such notice, (ii) pay to the Executive any bonuses awarded to the Executive pursuant to Section 3.2 that have not been paid on or before the date of the termination of the Executive's employment with the Company, and (iii) continue to pay the Executive for a period of twelve (12) months following an amount equal to the excess, if any, of (A) the Base Salary he was receiving at the time of his Disability, over (B) any benefits the Executive is entitled to receive during such period under any disability insurance policies provided to the Executive by the Company, such amount to be paid in the manner and at such times as the Base Salary otherwise would have been payable to the Executive. The Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however to the provisions of Section 4.1, and (y) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs).

                  5.3 Death. In the event of the death of the Executive during the term of his employment hereunder, the Company shall (i) pay to the estate of the deceased Executive any unpaid Base Salary through the Executive's date of death, and (ii) pay to the estate of the deceased Executive any bonuses awarded to the Executive pursuant to Section 3.2 that have not been paid on or before the date of the termination of the Executive's employment with the Company. The Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the date of the Executive's death, subject, however to the provisions of Section 4.1, and (y) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs).

                  5.4 Termination Without Cause. At any time the Company shall have the right to terminate the Executive's employment hereunder by written notice to the Executive. Upon any termination pursuant to this Section 5.4 (that is not a termination under any of Sections 5.1, 5.2, 5.3, 5.5 or 5.6), the Company shall (i) pay to the Executive any unpaid Base Salary through the effective date of termination specified in such notice, (ii) pay to the Executive any bonuses awarded to the Executive pursuant to Section 3.2 that have not been paid on or before the date of the termination of the Executive's employment with the Company, (iii) continue to pay the Executive's Base Salary for a period of twelve (12) months following the effective date of the Executive's termination of employment with the Company, (iv) pay to the Executive a bonus equal to the bonus awarded to the Executive in the fiscal year of the Company that ended




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immediately prior to the effective date of the termination of the Executive's employment with the Company, payable within 45 days after the last day of the Company's fiscal year in which such termination occurs, (v) continue to provide the Executive, for a period of twelve (12) months following the effective date of the Executive's termination of employment with the Company, with the benefits he was receiving under Sections 4.2 and 4.4 hereof (the "Benefits") in the manner and at such times as the compensation or Benefits otherwise would have been payable or provided to the Executive, and (vi) pay to the Executive as a single lump sum payment, within 30 days of the termination of his employment hereunder, a lump sum benefit equal to the value of the portion of his benefits under any savings, pension, profit sharing or deferred compensation plans that are forfeited under such plans by reason of the termination of his employment hereunder prior to the Expiration Date. In the event that the Company is unable to provide the Executive with any Benefits required hereunder by reason of the termination of the Executive's employment pursuant to this Section 5.4, then the Company shall pay the Executive cash equal to the value of the Benefit that otherwise would have accrued for the Executive's benefit under the plan, for the period during which such Benefits could not be provided under the plans, said cash payments to be made within 45 days after the end of the year for which such contributions would have been made or would have accrued. The Company's good faith determination of the amount that would have been contributed or the value of any Benefits that would have accrued under any plan shall be binding and conclusive on the Executive. For this purpose, the Company may use as the value of any Benefit the cost to the Company of providing that Benefit to the Executive. Further, the Executive shall continue to vest in the Executive's Stock Options through the Expiration Date in the same manner and to the same extent as if his employment hereunder terminated on the Expiration Date. The Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, and (y) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs).

                  5.5      Termination by Executive.

                            a. The Executive shall at all times have the right,
upon sixty (60) days written notice to the Company, to terminate the Executive's employment hereunder.

                            b. Upon any termination pursuant to this Section 5.5
by the Executive without Good Reason, the Company shall (i) pay to the Executive any unpaid Base Salary through the effective date of termination specified in such notice and (ii) pay to the Executive any bonuses awarded to the Executive pursuant to Section 3.2 that have not been paid on or before the date of the termination of the Executive's employment with the Company. The Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, and (y) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs.

                            c. Upon any termination pursuant to this Section 5.5
by the Executive for Good Reason, the Company shall pay to the Executive the same amounts that would have been payable by the Company to the Executive under
Section 5.4 of this Agreement if the Executive's employment had been terminated by the Company without Cause. The Company




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shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, and (y) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs).

                            d. For purposes of this Agreement, "Good Reason"
shall mean (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 1.2 of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; (ii) any failure by the Company to comply with any of the provisions of Section 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; (iii) the Company's requiring the Executive to be based at any office or location more than fifty (50) miles outside of City limits of Deerfield Beach, except for travel reasonably required in the performance of the Executive's responsibilities; (iv) any purported termination by the Company of the Executive's employment otherwise than for Cause pursuant to Section 5.1, or by reason of the Executive's death pursuant to Section 5.1, or Disability pursuant to Section 5.2, of this Agreement prior to the Expiration Date.

                  5.6      Change in Control of the Company.

                            a. In the event that (i) a Change in Control (as
defined in paragraph (b) of this Section 5.6) in the Company shall occur prior to the Expiration Date, and (ii) either (A) prior to the earlier of the Expiration Date and one year after the date of the Change in Control, either (x) the Executive's employment with the Company is terminated by the Company without Cause, as defined in Section 5.1 (and other than pursuant to Section 5.2 by reason of the Executive's disability or Section 5.3 by reason of the Executive's death) or (y) the Executive terminates his employment with the Company for Good Reason, as defined in Section 5.5(d) hereof, or (B) within the thirty (30) day period beginning one year after the date of the Change in Control, the Executives terminates his employment with the Company for any reason, then subject to the limitations specified in paragraph c of this Section 5.6, the Company shall pay to the Executive those amounts Executive would be entitled to under Section 5.4 hereof as if his employment was terminated without Cause. Further, upon the Change in Control, any stock options granted to the Executive by the Company that were outstanding as of the date of the Change in Control shall become immediately exercisable. The Company shall have no further liability hereunder (other than for (1) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, and (2) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs).

                            b. For purposes of this Agreement, the term "Change
in Control" shall mean:



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                                    (i) Approval by the shareholders of the
Company of (x) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, other than a public offering of the Company's securities, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or (y) a liquidation or dissolution of the Company or (z) the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned);

                                    (ii) Individuals who, as of the date hereof,
constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                                    (iii) the acquisition (other than from the
Company) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of more than 50% of either the then outstanding shares of the Company's Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a "Controlling Interest") excluding, for this purpose, any acquisitions by
(1) the Company or its Subsidiaries, (2) any person, entity or "group" that as of the date hereof owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a Controlling Interest or (3) any employee benefit plan of the Company or its Subsidiaries.

                           c. The payments otherwise required under paragraph a
of this Section 5.6 shall be subject to the following:

                                    (i) Anything in this Agreement to the
contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would be nondeductible by the Company for Federal income tax purposes because of Section 280G of the Code, then the aggregate present value of amounts payable or distributable to or for the benefit of the Executive pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code. Anything to the contrary notwithstanding, if the Reduced Amount is zero and it is determined further that any Payment which is not an Agreement Payment would nevertheless be nondeductible by the Company for Federal income tax purposes because




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of Section 280G of the Code, then the aggregate present value of Payments which are not Agreement Payments shall also be reduced (but not below zero) to an amount expressed in present value which maximizes the aggregate present value of Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code. For purposes of this Section 5.6(c) present value shall be determined in accordance with Section 280G(d)(4) of the Code.

                                    (ii) All determinations required to be made
under this Section 5.6(c) shall be made by Arthur Andersen LLP or, at the Executive's option, any other nationally or regionally recognized firm of independent public accountants selected by the Executive and approved by the Company, which approval shall not be unreasonably withheld or delayed (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within twenty (20) business days of the Date of Termination or such earlier time as is requested by the Company and an opinion to the Executive that he has substantial authority not to report any excise tax on his Federal income tax return with respect to any Payments. Any such determination by the Accounting Firm shall be binding upon the Company and the Executive. The Executive shall determine which and how much of the Payments shall be eliminated or reduced consistent with the requirements of this Section 5.6(c), provided that, if the Executive does not make such determination within ten business days of the receipt of the calculations made by the Accounting Firm, the Company shall elect which and how much of the Payments shall be eliminated or reduced consistent with the requirements of this Section 5.6(c) and shall notify the Executive promptly of such election. Within five business days thereafter, the Company shall pay to or distribute to or for the benefit of the Executive such amounts as are then due to the Executive under this Agreement. All fees and expenses of the Accounting Firm incurred in connection with the determinations contemplated by this Section 5.6(c) shall be borne by the Company.

                                    (iii) As a result of the uncertainty in the
application of Section 280G of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Payments will have been made by the Company which should not have been made ("Overpayment") or that additional Payments which will not have been made by the Company could have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against the Executive which the Accounting Firm believes has a high probability of success, determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of the Executive shall be treated for all purposes as a loan ab initio to the Executive which the Executive shall repay to the Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by the Employee to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Executive is subject to tax under Section 1 and
Section 4999 of the Code or generate a refund of such taxes. In the





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event that the Accounting Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive together with interest at the applicable federal rate provided for in
Section 7872(f)(2) of the Code.

                  5.7 Resignation. Upon any termination of employment pursuant to this Section 5, the Executive shall be deemed to have resigned as an officer, and if he or she was then serving as a director of the Company, as a director, and if required by the Board, the Executive hereby agrees to immediately execute a resignation letter to the Board.

                  5.8 Survival. The provisions of this Section 5 shall survive the termination of this Agreement, as applicable.

         6.       Restrictive Covenants.

                  6.1 Non-competition. At all times while the Executive is employed by the Company and for a one (1) year period after the termination of the Executive's employment with the Company for any reason, the Executive shall not, directly or indirectly, engage in or have any interest in any sole proprietorship, partnership, corporation or business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that directly or indirectly (or through any affiliated entity) engages in competition with the Company; provided that such provision shall not apply to the Executive's ownership of Common Stock of the Company or the acquisition by the Executive, solely as an investment, of securities of any issuer that is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system or automated dissemination of quotations of securities prices in common use, so long as the Executive does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control or, more than five percent of any class of capital stock of such corporation. Notwithstanding the foregoing, if either (i) the Company delivers a written notice to the Executive pursuant to Section 2.2 hereof of its intention not to renew the term of this Agreement for reasons other than Cause (as defined in Section 5.1 hereof), or (ii) the Executive's employment is terminated by the Company without Cause pursuant to Section 5.4 of this Agreement, and within 90 days of such termination the Executive agrees to waive his right to receive a continuation of Base Salary, the bonus, Benefits, and the lump sum payment, otherwise payable to him under clauses (iii), (iv), (v) and (vi) of Section 5.4, by providing the Company a written waiver (the "Waiver") of such right, in such form as the Company reasonably may require, then the Executive shall cease to be subject to the provisions of this Section 6.1 immediately upon the Expiration Date or upon delivery of the Waiver by the Executive to the Company, as applicable.

                  6.2 Nondisclosure. The Executive shall not at any time divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of the Company. Any Confidential Information or data now or hereafter acquired by the Executive with respect to the business of the Company (which shall include, but not be limited to, information




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concerning the Company's financial condition, prospects, technology, customers, suppliers, sources of leads and methods of doing business) shall be deemed a valuable, special and unique asset of the Company that is received by the Executive in confidence and as a fiduciary, and Executive shall remain a fiduciary to the Company with respect to all of such information. For purposes of this Agreement, "Confidential Information" means information disclosed to the Executive or known by the Executive as a consequence of or through his employment by the Company (including information conceived, originated, discovered or developed by the Executive) prior to or after the date hereof, and not generally known, about the Company or its business. Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Executive from disclosing Confidential Information to the extent required by law.

                  6.3 Nonsolicitation of Employees and Clients. At all times while the Executive is employed by the Company and for a two 2-year period after the termination of the Executive's employment with the Company for any reason, the Executive shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity (a) employ or attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of six months, (b) call on or solicit any of the actual or targeted prospective clients of the Company on behalf of any person or entity in connection with any business competitive with the business of the Company, and (c) make known the names and addresses of such clients or any information relating in any manner to the Company's trade or business relationships with such customers, other than in connection with the performance of Executive's duties under this Agreement.

                  6.4 Ownership of Developments. All copyrights, patents, trade secrets, or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed or created by Executive during the course of performing work for the Company or its clients (collectively, the "Work Product") shall belong exclusively to the Company and shall, to the extent possible, be considered a work made by the Executive for hire for the Company within the meaning of Title 17 of the United States Code. To the extent the Work Product may not be considered work made by the Executive for hire for the Company, the Executive agrees to assign, and automatically assign at the time of creation of the Work Product, without any requirement of further consideration, any right, title, or interest the Executive may have in such Work Product. Upon the request of the Company, the Executive shall take such further actions, including execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to such assignment.

                  6.5 Books and Records. All books, records, and accounts relating in any manner to the customers or clients of the Company, whether prepared by the Executive or otherwise coming into the Executive's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company on termination of the Executive's employment hereunder or on the Company's request at any time.

                  6.6 Definition of Company. Solely for purposes of this Section 6, the term "Company" also shall include any existing or future subsidiaries of the Company that are operating during the time periods described herein and any other entities that directly or indirectly,




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through one or more intermediaries, control, are controlled by or are under common control with the Company during the periods described herein.

                  6.7 Acknowledgment by Executive. The Executive acknowledges and confirms that (a) the restrictive covenants contained in this Section 6 are reasonably necessary to protect the legitimate business interests of the Company, and (b) the restrictions contained in this Section 6 (including without limitation the length of the term of the provisions of this Section 6) are not overbroad, overlong, or unfair and are not the result of overreaching, duress or coercion of any kind. The Executive further acknowledges and confirms that his full, uninhibited and faithful observance of each of the covenants contained in this Section 6 will not cause him any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair his ability to obtain employment commensurate with his abilities and on terms fully acceptable to him or otherwise to obtain income required for the comfortable support of him and his family and the satisfaction of the needs of his creditors. The Executive further acknowledges and confirms that his special knowledge of the business of the Company is such as would cause the Company serious injury or loss if he were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company in violation of the terms of this Section 6. The Executive further acknowledges that the restrictions contained in this Section 6 are intended to be, and shall be, for the benefit of and shall be enforceable by, the Company's successors and assigns.

                  6.8 Reformation by Court. In the event that a court of competent jurisdiction shall determine that any provision of this Section 6 is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Section 6 within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law.

                  6.9 Extension of Time. If the Executive shall be in violation of any provision of this Section 6, then each time limitation set forth in this
Section 6 shall be extended for a period of time equal to the period of time during which such violation or violations occur. If the Company seeks injunctive relief from such violation in any court, then the covenants set forth in this
Section 6 shall be extended for a period of time equal to the pendency of such proceeding including all appeals by the Executive.

                  6.10 Survival. Except to the extent otherwise provided in
Section 6.1 hereof, the provisions of this Section 6 shall survive the termination of this Agreement, as applicable.

         7. Mediation. In the event a dispute arises out of or relates to this Agreement, or the breach thereof, and if the dispute cannot be settled through negotiation, the parties hereby agree first to attempt in good faith to settle the dispute by mediation administered by the American Arbitration Association under its Employment Mediation Rules before resorting to litigation or some other dispute resolution procedure.

         8. Section 162(m) Limits. Notwithstanding any other provision of this Agreement to the contrary, if and to the extent that any remuneration payable by the Company to the Executive for any year would exceed the maximum amount of remuneration that the Company may deduct




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for that year under Section 162(m) ("Section 162(m)") of the Internal Revenue
Code of 1986, as amended (the "Code"), payment of the portion of the remuneration for that year that would not be so deductible under Section 162(m) shall, in the sole discretion of the Board, be deferred and become payable at such time or times as the Board determines that it first would be deductible by the Company under Section 162(m), with interest at the "short-term applicable rate" as such term is defined in Section 1274(d) of the Code. The limitation set forth under this Section 8 shall not apply with respect to any amounts payable to the Executive pursuant to Section 5 hereof.

         9. Assignment. Neither party shall have the right to assign or delegate his rights or obligations hereunder, or any portion thereof, to any other person.

         10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         11. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and, upon its effectiveness, shall supersede all prior agreements, understandings and arrangements, both oral and written, between the Executive and the Company (or any of its affiliates) with respect to such subject matter. This Agreement may not be modified in any way unless by a written instrument signed by both the Company and the Executive.

         12. Notices: All notices required or permitted to be given hereunder shall be in writing and shall be personally delivered by courier, sent by registered or certified mail, return receipt requested or sent by confirmed facsimile transmission addressed as set forth herein. Notices personally delivered, sent by facsimile or sent by overnight courier shall be deemed given on the date of delivery and notices mailed in accordance with the foregoing shall be deemed given upon the earlier of receipt by the addressee, as evidenced by the return receipt thereof, or three (3) days after deposit in the U.S. mail. Notice shall be sent (i) if to the Company, addressed to Prestige Cosmetics Corporation, 1441 West Newport Center Drive, Deerfield Beach, Florida 33442,
Attention: President, with a copy to Gary Epstein, Esq., Greenberg Traurig, P.A., 1221 Brickell Avenue, Suite 2200, Miami, Florida 33131, and (ii) if to the Executive, to his address as reflected on the payroll records of the Company, or to such other address as either party hereto may from time to time give notice of to the other.

         13. Benefits; Binding Effect. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where applicable, assigns, including, without limitation, any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise.

         14. Severability. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by length of time




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

or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

         15. Waivers. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

         16. Damages. Nothing contained herein shall be construed to prevent the Company or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement. In the event that either party hereto brings suit for the collection of any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the party found to be at fault shall pay all reasonable court costs and attorneys' fees of the other.

         17. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         18. No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Company, the parties hereto and their respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

         19. Indemnification.

                           a. Subject to limitations imposed by law, the Company
shall indemnify and hold harmless the Executive to the fullest extent permitted by law from and against any and all claims, damages, expenses (including attorneys' fees), judgments, penalties, fines, settlements, and all other liabilities incurred or paid by him in connection with the investigation, defense, prosecution, settlement or appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which the Executive was or is a party or is threatened to be made a party by reason of the fact that the Executive is or was an officer, employee or agent of the Company, or by reason of anything done or not done by the Executive in any such capacity or capacities, provided that the Executive acted in good faith, in a manner that was not grossly negligent or constituted willful misconduct and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company also shall pay any and all reasonable expenses (including attorney's fees) incurred by the Executive as a result of the Executive being called as a witness in connection with any matter involving the Company and/or any of its officers or directors.

                           b. The Company shall pay any reasonable expenses
(including attorneys' fees), judgments, penalties, fines, settlements, and other liabilities incurred by the Executive in investigating, defending, settling or appealing any action, suit or proceeding described in this Section 19 in advance of the final disposition of such action, suit or proceeding. The Company shall promptly pay the amount of such expenses to the Executive, but in no event




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later than 10 days following the Executive's delivery to the Company of a written request for an advance pursuant to this Section 19, together with a reasonable accounting of such expenses.

                           c. The Executive hereby undertakes and agrees to
repay to the Company any advances made pursuant to this Section 19 if and to the extent that it shall ultimately be found that the Executive is not entitled to be indemnified by the Company for such amounts.

                           d. The Company shall make the advances contemplated
by this Section 19 regardless of the Executive's financial ability to make repayment, and regardless whether indemnification of the Executive by the Company will ultimately be required. Any advances and undertakings to repay pursuant to this Section 19 shall be unsecured and interest-free.

                           e. The provisions of this Section 19 shall survive
the termination of this Agreement.


         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                         COMPANY:

                                         PRESTIGE COSMETICS CORPORATION



                                         By
                                            -----------------------------------
                                            Name:
                                            Title:



                                         EXECUTIVE:



                                         --------------------------------------
                                         GABRIEL COHEN




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